EXHIBIT 10.16
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                             AMENDMENT NUMBER TWO TO
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                     INDUSTRY REMARKETER AFFILIATE AGREEMENT
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     THIS AMENDMENT NUMBER TWO TO INDUSTRY REMARKETER AFFILIATE AGREEMENT (this
"Amendment"), dated as of November 30, 1999 and effective as of the Effective Date defined below, is made by and between SAVOIR TECHNOLOGY GROUP, INC., a
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Delaware corporation, as successor in interest to Western Micro Technology, Inc.
("Savoir") having offices at 254 East Hacienda Avenue, Campbell, California
95008 and SIRIUS COMPUTER SOLUTIONS, INC., a Texas corporation, as successor in
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interest to Sirius Computer Solutions, LTD, a Texas limited partnership
("Sirius") having offices at 613 N.W. Loop 410, Suite 1000, San Antonio, Texas 78216.

                                    RECITALS

     A. WHEREAS, Savoir and Sirius are parties to an Industry Remarketer Affiliate Agreement, dated as of September 30, 1997, and first amended December 31, 1998 (the "IRA"); and

     B. WHEREAS, On or about October 1, 1999, Savoir inadvertently disclosed certain confidential and proprietary information concerning Sirius customers to certain employees of Real Applications (the "Disclosure"); and

     C. WHEREAS, Savoir and Sirius have agreed to resolve all claims and disputes arising from such Disclosure by amending the terms and conditions of the IRA as set forth herein.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the above recitals and mutual promises set forth in this Amendment and for other further valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. The terms used in this Amendment have the meanings set
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forth below, have the meanings set forth in the IRA:

     1.1 "Amendment Effective Date" means the last date opposite the signature lines below; provided, however, that if Sirius has dated, executed and delivered this Amendment to Savoir on or before November 10, 1999, then the terms and conditions of this Amendment shall be effective as of October 1, 1999.

     1.2 "Subject Machines: means IBM RS/6000 and IBM AS/400 computers and IBM storage equipment, Netfinity, printers and other products provided by IBM to Savoir that is provided by IBM to Savoir and approved by IBM to be provided to Sirius.


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     2. Personnel Rebates. Section 4.2 of the IRA is hereby deleted and amended
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in its entirety to read as follows:

     "Commencing on the Amendment Effective Date, within thirty (30) days after the end of each calendar quarter Savoir will pay to Sirius, in cash, rebates equal to: (a) one percent (1%) of the Net Sales Price received by Savoir on sales of AS/400 Machines to Sirius during the prior calendar quarter, and (b) two and five thousand six hundred twenty five ten thousandths percent (2.5625%) of the Net Sales Price received by Savoir on sales of RS/6000 Machines and storage Machines to Sirius during the prior calendar quarter. For purposes of this Section 4.2, the "Net Sales Price" shall mean the invoiced sales price less freight, insurance and taxes."

     3. Early Termination of IRA. Section 8 of the IRA is hereby deleted and
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amended in its entirety to read as follows:

     "Subject to earlier termination in accordance with Section 9 of this Agreement, the term of this Agreement shall commence on the date set forth above and shall terminate as of December 31, 2000."

     4. Savoir Obligations. In addition to its other obligations under the IRA,
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Savoir agrees that during the period from the Amendment Effective Date through
December 31, 2000, Savoir shall locate four (4) Savoir employees on-site at the Sirius San Antonio, Texas headquarters location, for the purpose of providing customer support to Sirius employees. Two (2) such employees shall be services personnel; one (1) such employee shall be an operations employee; and one (1) such employee shall be a sales person with expertise in the Subject Machines.

     5. Sirius Obligations. In addition to its other obligations under the IRA
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Agreement, Sirius agrees that during the term of the Agreement and for a period of twelve (12) months after termination of the Agreement, Sirius will not enter into an agreement with any third party to purchase AS/400 Machines; provided, however, that during such period Sirius may purchase AS/400 Machines directly from IBM or through Savoir.

     6. Miscellaneous Provisions.
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     6.1 Release. Both parties agree that this Amendment resolves all claims
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arising out of or relating to the Disclosure, as defined in the Recitals above, and each party hereby fully and forever releases, waives, acquits and discharges the other party, its officers, employees, directors and affiliates from any and all claims that the releasing party ever had, now has or may hereafter have against the other by reason of, based upon or arising out of, in whole or in part, the Disclosure. Each party covenants that it will not institute or prosecute, against the other party, any action or other proceeding of any kind whatsoever, in law or in equity, based in whole or in part upon any claims released by this Section 6.1. Each Party expressly waives the benefits of any statutory provision or common law rule that provides, in sum or substance, that a general release does not extend to claims relating to the Disclosure which the Party does not know or suspect to exist in its favor at the time of executing the release, which if known by it,

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would have materially affected its settlement with any other party. Without limiting the generality of the foregoing, each Party expressly waives its rights under Section 1542 of the California Civil Code, relating to the Disclosure, which provides as follows:

     "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED THE SETTLEMENT WITH THE DEBTOR."

     6.2 Nondisclosure. The terms and conditions of this Agreement are
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confidential, and each party agrees that it will not disclose to any third party the terms and conditions of this Amendment, or any information concerning the occurrence of, or the facts surrounding, the Disclosure, except to the extent that such disclosure may be required by law. If such disclosure is required by law, then prior to any disclosure the disclosing party shall first provide to the other party written notice of the proposed disclosure, and the other party, may elect, at its sole discretion, to oppose or minimize such disclosure.

     6.3 Entire Agreement. This Amendment together with the IRA constitutes the
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complete and entire statement of all terms, conditions and representations of agreement between Savoir and Sirius with respect to the subject matter contained herein and supersedes all prior oral or written agreements or understandings. Except as expressly amended by this Amendment, all terms and conditions of the IRA remain in full force and effect.

SIRIUS COMPUTER SOLUTIONS, INC.,                  SAVOIR TECHNOLOGY GROUP, INC.,
a Texas corporation                               a Delaware corporation



By  /s/ Harvey E. Najim                           By  /s/ Scott Munro
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Its  President                                    Its  Chairman & CEO
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Date  11/3/99                                     Date   11/3/99
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